UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2017

FS Global Credit Opportunities Fund—T2

(Exact name of Registrant as specified in its charter)

Delaware	811-23243	82-0743318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania		19112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure

On October 12, 2017, FS Global Credit Opportunities Fund—T2 (the “Company”) amended and restated its distribution reinvestment plan (the “DRP” and, as amended and restated, the “Amended DRP”). The Amended DRP will be effective as of, and will first apply to the reinvestment of cash distributions paid on or after, October 12, 2017.

Under the DRP, cash distributions to participating shareholders of the Company were reinvested in additional Shares of the Company on the date of the Company’s weekly closing occurring on or immediately following the distribution payment date.

Under the Amended DRP, cash distributions to participating shareholders of the Company will be reinvested in additional Shares of the Company at the net asset value per Common Share of the Company on the distribution payment date. The Amended DRP also consolidates the DRP with the distribution reinvestment plans of the other feeder funds of FS Global Credit Opportunities Fund. No other material terms of the DRP have been amended in connection with the Amended DRP.

The foregoing summary of the Amended DRP is qualified in its entirety by the full text of the Amended DRP, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Amended and Restated Distribution Reinvestment Plan of FS Global Credit Opportunities Fund—T2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Global Credit Opportunities Fund—T2

Date: October 12, 2017	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Amended and Restated Distribution Reinvestment Plan of FS Global Credit Opportunities Fund—T2